UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 23, 2025, Federated Hermes, Inc. (“FHI”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) among FHI, FCP Fund Manager, L.P. (“FCP” or “Company”), the Management Company Sellers identified therein (each, a “Management Company Seller” and collectively, as applicable, the “Management Company Sellers”), the Selling Principals identified therein (each a “Selling Principal” and, collectively, as applicable, the “Selling Principals,” and together with the Management Company Sellers, as applicable, the “Selling Parties”), and FCP Seller Rep LLC, solely in its capacity as the representative of the Selling Parties ("Management Company Sellers’ Representative"). Pursuant to the Purchase Agreement, FHI (or its designated subsidiary) will acquire from the Selling Parties (the “Transaction”) an 80% interest in FCP, which is a U.S. based real estate investment manager currently managing $3.8 billion of assets as of June 30, 2025, and with more than 75 employees, headquartered in Chevy Chase, Maryland. There are no prior material relationships between FHI, and its affiliates, and FCP, and its affiliates.
The Purchase Agreement and the Transaction have been approved by the Board of Directors of FHI and the executive management of FCP. It is currently expected that the Transaction will be consummated during the first half of 2026 (the consummation of the Transaction being the “Closing” and the date on which the Closing occurs being the “Closing Date”). The Closing is subject to certain conditions precedent being satisfied as set forth in the Purchase Agreement, including, among others, obtaining certain third-party consents and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Under the Purchase Agreement, FHI (or its designated subsidiary) will pay the Selling Parties up to $331 million in aggregate purchase price, subject to a potential post-Closing purchase price adjustment. The aggregate purchase price includes $215.8 million in cash consideration, and $23.2 million in FHI Class B common stock, that will be paid and issued at Closing, as well as opportunities to earn contingent consideration of up to an aggregate of $92 million over multiple year periods, based on achieving certain financial thresholds. The FHI Class B common stock will be issued in a private offering to certain Selling Parties, subject to a two-year lock-up period. FHI expects to fund the cash portion of the aggregate purchase price for the acquisition with cash from its balance sheet and capacity under its current revolving line of credit facility.
Under the Purchase Agreement, the Selling Parties and FCP make certain customary representations and warranties, including, as applicable and among others, regarding due authority, enforceability, no conflicts, required approvals and ownership of, and right to transfer, ownership interests in FCP. Under the Purchase Agreement, FHI makes certain customary representations and warranties, including, among others, regarding due authority, enforceability, no conflicts, required approvals and FHI’s acquisition of ownership interests in FCP for its own account. Under the Purchase Agreement, FHI does not have recourse against the Selling Parties for breaches of representations and warranties, except in the case of fraud. Rather, pursuant to the Purchase Agreement, FHI has purchased and bound a buyer-side representations and warranties insurance policy containing mutually acceptable, customary terms and conditions.
Under the Purchase Agreement, the Selling Parties agree to certain covenants, including, among others, covenants regarding the pre-Closing operation of FCP’s business, obtaining client consents, certain employee matters, public announcements, and cooperation, as well as certain post-Closing non-competition, non-solicitation and other restrictive covenants. Under the Purchase Agreement, FHI agrees to certain covenants, including, among others, covenants regarding making certain regulatory filings, piggyback registration statement rights, certain employee matters, and cooperation. Each of FHI and the Selling Parties can pursue claims for breach of contract for breaches of post-Closing covenants.
At the Closing, FCP will be converted from a Delaware limited partnership to a Delaware limited liability company (“Company”), and a Limited Liability Company Agreement of Company, dated as of the Closing Date, will be executed and delivered (“LLC Agreement”). From and after Closing, FHI (directly or through a designated subsidiary) will initially own 80% of the Company, and will control the Board of Directors of the Company. From and after Closing, the Selling Parties will initially own 20% of the Company and have the right to appoint three directors to the Company’s seven-member Board of Directors. FCP’s management team will be responsible for managing the Company’s business on a day-to-day basis from and after the Closing. Key FCP management team members will enter into five-year long-term employment agreements. Under the LLC Agreement, both FHI (or its designated subsidiary), acting through the Board of the Company, and the Selling Parties will have certain consent rights with respect to certain actions that can be taken by the Company or its affiliates.
Under the LLC Agreement, beginning after the fifth anniversary of the Closing, FHI (or its designated subsidiary) will have certain call option rights to require the Selling Parties to sell their interests in the Company to FHI (or its designated subsidiary), and the Selling Parties will have certain put option rights to require FHI to acquire their interests in the Company from the Selling Parties. The LLC Agreement also contains certain restrictions on the Selling Parties’ ability to transfer their interests in the Company, and certain customary tag-along and drag-along rights in connection with the sale of the Company. Among other customary terms and conditions, the LLC Agreement also will contain certain non-competition, non-solicitation and other restrictive covenants that will apply to each Selling Party that is a party to the LLC Agreement at Closing.
Attached herewith as Exhibit 99.1 is a press release issued by FHI regarding entry into the Purchase Agreement.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The representations, warranties, covenants and other agreements set forth in the foregoing document have been or will be made solely for the purposes of that document and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties instead of establishing these matters as facts. In addition, any representations and warranties are made only as of the dates specified in the relevant documents, and information regarding the subject matter thereof may change after the respective dates thereof. Accordingly, any documents should not be viewed as providing any factual information regarding FHI, FCP, or their respective businesses as of the respective dates of those documents or as of any other date.
ITEM 7.01 REGULATION FD DISCLOSURE.
Furnished herewith as Exhibit 99.2 is an analyst presentation prepared by FHI related to the Transaction. The analyst presentation provides certain information about FHI and FCP and the Transaction. The analyst presentation is incorporated by reference into this Item 7.01. The information contained in the analyst presentation attached hereto as Exhibit 99.2 is summary information that is intended to be considered in the context of FHI’s filings with the Securities and Exchange Commission and other public announcements. The analyst presentation is also available on FHI’s website at https://www.federatedhermes.com/us/about/investor-relations/investor-information.do. FHI undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.
The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished as Exhibit 99.2 pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished as Exhibit 99.2 pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of FHI under the Securities Act of 1933 (“Securities Act”).
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K specifically include statements regarding FHI’s plans, expectations, goals and projections relating to the Transaction, including statements relating to the expected timing for completing the Transaction. The forward-looking statements included in this Form 8-K involve risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. FHI has based these forward-looking statements on current expectations and assumptions about future events, taking into account information currently known by FHI. While FHI considers these expectations and assumptions to be reasonable, any forward-looking statement, and FHI’s level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond FHI’s control. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements. Any forward-looking statement speaks only as of the date on which such statement is made, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 2.1*
Sale and Purchase Agreement, dated October 23, 2025, among Federated Hermes, Inc., FCP Fund Manager, L.P., the parties identified as Management Company Sellers therein, the parties identified as Selling Principals therein, and a Management Company Sellers’ Representative, solely in its capacity as the representative of the Selling Parties.

Exhibit 99.1	Press release issued by Federated Hermes, Inc. dated October 23, 2025.
Exhibit 99.2	Analyst presentation (Federated Hermes, Inc. Acquisition of FCP Fund Manager, L.P.) dated October 23, 2025.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and exhibits to this Exhibit 2.1 have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  Federated Hermes, Inc. agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	October 23, 2025	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer